For the fiscal year ended (a) 12/31/03
File number (c) 811-2992

	SUB-ITEM 77 0

	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

HIGH INCOME SERIES

1.	Name of Issuer
           The Commonwealth of Massachusetts

2.	Date of Purchase
           10/2/03

3.	Number of Securities Purchased
           30,000

4.	Dollar Amount of Purchase
           $3,418,170

5.	Price Per Unit
           $113.939

6.	Name(s) of Underwriter(s) or Dealer(s)
         From whom Purchased
           UBS Financial Services, Inc.

7.	Other Members of the Underwriting Syndicate
	  Raymond James & Associates, Inc.
	  Wachovia Securities
	  Bear, Stearns & Co. Inc.
	  Advest, Inc.
	  Corby North Bridge Securities
	  Merrill Lynch & Co.
	  Quick and Reilly, Inc.
	  RBC Dain Rauscher Inc.
	  Lehman Brothers
	  A.G. Edwards & Sons, Inc.
	  Fahnestock & Co., Inc.
	  Janney Montgomery Scott Inc.
	  Morgan Stanley
	  Ramirez & Co., Inc.
	  State Street Capital Markets, LLC
	  Goldman, Sachs & Co.
	  CIBC World Markets
	  First Albany Corporation
	  Mellon Financial Markets, Inc.
	  UBS Financial Services Inc.
	  JP Morgan
	  Citigroup